HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
_______________________________________________

HERSHA HOSPITALITY TRUST ANNOUNCES
THIRD QUARTER 2018 RESULTS
- Cadillac Hotel & Beach Club Opens Following Transformative Repositioning-
- Philadelphia and Boston Lead Outperformance -
- Asset Management Initiatives Result in Margin Expansion -
- Innovation Districts Drive Growth -

Philadelphia, PA, October 23, 2018 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high quality hotels in urban gateway markets and coastal destinations, today announced results for the third quarter ended September 30, 2018.
Third Quarter 2018 Financial Results

Net loss applicable to common shareholders was $3.2 million, or $0.09 per diluted common share, in third quarter 2018, compared to net loss applicable to common shareholders of $2.7 million, or $0.07 per diluted common share, in third quarter 2017.
Adjusted Funds from Operations (“AFFO”) in the third quarter 2018 increased to $29.6 million or $0.69 per diluted common share and OP Unit as compared to $0.58 in the third quarter 2017. Strong operational performance and $5.6 million of business interruption insurance drove AFFO growth despite being partially offset by the impact of Hurricane Florence, delayed openings and ramp-up expenses at the Cadillac Hotel & Beach Club and Parrot Key Hotel & Villas. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.
Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “The third quarter yielded strong results in the majority of our markets as economic growth remains robust, corporate profits increase, and leisure demand trends continue to reflect strong consumer confidence. Fundamentals in New York City continue to improve and led to occupancy growth of 114 basis points to 96.6% for our portfolio during the third quarter. Booking pace in the fourth quarter supports our hotels finishing the year at historically high occupancy rates. Portfolio-wide EBITDA margins were strong in the third quarter, a result of the cost controls and asset management initiatives we implemented across the last few years. Excluding our Washington, DC portfolio, which was negatively impacted by Hurricane Florence and sluggish demand, comparable portfolio EBITDA margins were up 110 basis points.”
Mr. Shah continued, “We have completed the majority of our 2018 capital projects, highlighted most notably by the opening of the Cadillac Hotel & Beach Club as an Autograph Collection Hotel. Since the hotel was taken offline due to Hurricane Irma over one year ago, our asset management and property-level teams worked tirelessly to create a first-class asset on Miami Beach that as of this writing, holds the #1 TripAdvisor ranking among Miami Beach hotels. The lifestyle resort reopened after a full-scale renovation which included all guest rooms, three distinct restaurants & bars, meeting space, lobby, both pools and all landscaping.

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The past 12 months have been transformative for our portfolio as we completed our asset recycling campaign and allocated significant capital to renovating and repositioning a number of our high potential, legacy hotels. With these strategic initiatives behind us and our full suite of hotels back online by the end of the year, we look forward to capitalizing on our operational advantage to drive meaningful EBITDA growth as the industry continues to enjoy strong demand for travel and record occupancy levels.”
Third Quarter 2018 Operating Results
Revenue per available room (“RevPAR”) at the Company's 38 comparable hotels increased 1.6% to $194.36 in the third quarter 2018. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 2.2% to $226.35, while occupancy declined 53 basis points to 85.9%. Hotel EBITDA margins for the comparable hotel portfolio increased 40 basis points to 35.0%. Excluding our Washington, DC properties, our comparable RevPAR grew 3.4% to $199.45 during the third quarter. This growth was aided by a 3.2% ADR increase to $231.04 while occupancy rose 11 basis points to 86.3%. Hotel EBITDA margins for this comparable hotel portfolio grew by 110 basis points to 36.4%.
Markets
The best performing portfolio during the third quarter was Philadelphia, which reported 10.2% RevPAR growth to $170.93. The Rittenhouse Hotel was the top producing asset in our Philadelphia cluster, generating 17.4% RevPAR growth aided by 7.4% ADR growth. The Rittenhouse completed the last phase of its multi-stage renovation during the second quarter and these product enhancements are yielding strong results. We are bullish on the Philadelphia market and we believe our recently refreshed cluster of hotels is well positioned to capture increased occupancy and rate with the city hosting the strongest convention calendar we have seen since the convention center’s expansion in 2011.
Our Boston portfolio reported 5.0% RevPAR growth to $247.04, which was driven by 4.3% ADR growth to $278.84. The revenue management strategies at The Boxer and The Envoy yielded strong results in the third quarter as the hotels generated ADR growth of 10.3% and 4.7%, respectively.
On the West Coast, our comparable hotel portfolio reported 2.8% RevPAR growth to $226.61, which was driven by 3.3% ADR growth to $255.31. For the second-consecutive quarter, our best performing asset was our Sanctuary Beach Resort, which recorded a 23.2% RevPAR increase aided by 19.7% ADR growth.
Our New York City portfolio, which includes nine hotels across the five boroughs, reported RevPAR growth of 2.0% to $229.83, driven by ADR growth of 0.8% and an occupancy increase of 114 basis points to 96.6%. Hotel EBITDA margins for the Company’s comparable New York City portfolio increased 350 basis points during the quarter due to operational efficiencies at our JFK cluster and strong growth from the new restaurant and bar at the Hyatt Union Square.
The Company’s comparable Manhattan portfolio, which consisted of six hotels as of September 30, 2018, reported RevPAR growth of 1.1% to $249.73 driven by ADR growth of 0.8% and an occupancy increase of 29 basis points to 96.3%. The Company’s comparable Manhattan portfolio outperformed the Manhattan market by 90 basis points. This outperformance has occurred in 16 of the previous 19 quarters as a result of a young, well-located and purpose built hotel cluster that appeals to the tastes and preferences of today’s traveler.

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Dispositions
The Company entered into an agreement to sell the 96-room Residence Inn Tyson’s Corner, VA for $15.7 million. The Company expects to close on the sale by the end of the fourth quarter and to record a gain on sale of approximately $1.0 million.
Financing
As of September 30, 2018, the Company maintained significant financial flexibility with $37.7 million of cash and cash equivalents and ample capacity on the Company’s $250 million senior unsecured revolving line of credit. As of September 30, 2018, 66.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 4.23% and a weighted average life-to-maturity of approximately 3.5 years.
Dividends
Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the third quarter ending September 30, 2018. The preferred share dividends were paid October 15, 2018 to holders of record as of October 1, 2018.
The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the third quarter ending September 30, 2018. These common share dividends and limited partnership unit distributions were paid October 15, 2018 to holders of record as of October 1, 2018.
Fourth Quarter & Full-Year 2018 Outlook
The Company is updating its operating and financial expectations for the full-year 2018. The Company’s expectations do not build in any additional acquisitions, dispositions or capital market activities, including share repurchases, for 2018. Based on management’s current outlook and assumptions regarding the timing of the reopening of the Parrot Key Hotel & Villas, the Company’s 2018 operating expectations are as follows:

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	Q4 '18 Outlook		2018 Current Outlook
($'s in millions except per share amounts)	Low	High	Low	High
Net income Applicable to Common Shareholders	$(7.0)	$(5.0)	$(18.0)	$(16.0)
Net income per share	$(0.18)	$(0.13)	$(0.46)	$(0.41)

Comparable Property RevPAR Growth	1.00%	1.50%	1.00%	1.50%
Comparable Property EBITDA Margin Growth	0.25%	0.75%	(0.50)%	0.00%

Adjusted EBITDA	$43.0	$45.0	$171.0	$173.0

Adjusted FFO	$23.0	$25.0	$93.0	$95.0
Adjusted FFO per share	$0.53	$0.58	$2.15	$2.20

	Q4 '18 Outlook		2018 Current Outlook
	Low	High	Low	High
Comparable Property RevPAR Growth, ex-Washington, DC	3.00%	3.50%	3.00%	3.50%
Comparable Property EBITDA Margin Growth, ex-Washington, DC	0.75%	1.25%	0.00%	0.50%

*For detailed reconciliations of the Company’s 2018 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook”

Third Quarter 2018 Conference Call
The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Wednesday, October 24, 2018. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.
A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 3742017 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 a.m. Eastern Time on Wednesday, October 24, 2018, through 11:59 pm Eastern Time on Friday, November 23, 2018. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10124043. A replay of the webcast will be available on the Company’s website for a limited time.
About Hersha Hospitality Trust
Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets and coastal destinations. The Company's 49 hotels totaling 7,730 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

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Non-GAAP Financial Measures
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Cautionary Statements Regarding Forward Looking Statements
Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2018 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2018 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to reopen its hotel damaged by Hurricane Irma and to complete unrelated renovation projects on the terms and timing it expects, the recovery of the South Florida leisure market, the Company’s ability to close on the sale of the Residence Inn Tysons Corner on the terms and timing it expects, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of October 23, 2018, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	September 30, 2018	December 31, 2017
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,025,534	$2,009,572
Investment in Unconsolidated Joint Ventures	4,487	3,569
Cash and Cash Equivalents	37,727	17,945
Escrow Deposits	9,285	7,641
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $225 and $49	9,425	11,999
Due from Related Parties	5,131	5,322
Intangible Assets, Net of Accumulated Amortization of $7,604 and $6,598	15,672	16,388
Other Assets	44,533	49,913
Hotel Assets Held for Sale	14,499	15,987
Total Assets	$2,166,293	$2,138,336

Liabilities and Equity:
Line of Credit	$26,000	$16,100
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	698,014	715,449
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,670	53,781
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	334,399	307,683
Accounts Payable, Accrued Expenses and Other Liabilities	65,051	58,770
Dividends and Distributions Payable	17,125	17,115
Deferred Gain on Disposition of Hotel Assets	—	81,284
Total Liabilities	$1,191,259	$1,250,182

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$2,452	$—

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at September 30, 2018, and 3,000,000 Series C, 7,701,700 Series D and 4,000,000 Series E Shares Issued and Outstanding at December 31, 2017, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at September 30, 2018 and December 31, 2017; 39,422,736 and 39,916,661 Shares Issued and Outstanding at September 30, 2018 and December 31, 2017, respectively	395	399
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2018 and December 31, 2017	—	—
Accumulated Other Comprehensive Income	7,862	3,749
Additional Paid-in Capital	1,155,273	1,164,946
Distributions in Excess of Net Income	(253,692)	(335,373)
Total Shareholders' Equity	909,985	833,868

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	62,597	54,286

Total Equity	972,582	888,154

Total Liabilities and Equity	$2,166,293	$2,138,336

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues:
Hotel Operating Revenues:
Room	$103,958	$107,695	$292,498	$312,925
Food & Beverage	15,628	14,775	46,167	40,521
Other Operating Revenues	8,143	7,040	22,341	21,032
Total Hotel Operating Revenues	127,729	129,510	361,006	374,478
Other Revenue	147	79	321	1,113
Total Revenues	127,876	129,589	361,327	375,591

Operating Expenses:
Hotel Operating Expenses:
Room	23,615	23,823	65,916	68,876
Food & Beverage	12,475	12,509	37,657	33,922
Other Operating Revenues	40,205	40,585	116,163	117,908
Total Hotel Operating Expenses	76,295	76,917	219,736	220,706
Gain on Insurance Settlement	(4,778)	3,812	(11,141)	3,812
Hotel Ground Rent	1,328	892	3,605	2,593
Real Estate and Personal Property Taxes and Property Insurance	8,932	8,419	25,353	24,113
General and Administrative	3,773	3,407	11,718	10,674
Share Based Compensation	2,068	1,512	6,797	5,468
Acquisition and Terminated Transaction Costs	8	297	10	2,121
Depreciation and Amortization	22,764	21,658	66,364	61,234
Total Operating Expenses	110,390	116,914	322,442	330,721

Operating Income	17,486	12,675	38,885	44,870

Interest Income	23	40	68	237
Interest Expense	(12,407)	(11,141)	(35,658)	(31,580)
Other Expense	(12)	(118)	(718)	(796)
(Loss) Gain on Disposition of Hotel Properties	—	(39)	3,403	89,544
Lease Buyout	—	294	—	294
Loss on Debt Extinguishment	—	(312)	(22)	(586)
Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	5,090	1,399	5,958	101,983

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	582	539	918	(2,636)
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	—	—	—	16,239
Income from Unconsolidated Joint Venture Investments	582	539	918	13,603

Income before Income Taxes	5,672	1,938	6,876	115,586

Income Tax (Expense) Benefit	(2,685)	1,325	(1,200)	(1,580)

Net Income	2,987	3,263	5,676	114,006

(Income) Loss Allocated to Noncontrolling Interests
Common Units	72	90	676	(5,849)
Consolidated Joint Venture	(250)	—	950	—
Preferred Distributions	(6,044)	(6,040)	(18,131)	(18,124)

Net Income (Loss) Applicable to Common Shareholders	$(3,235)	$(2,687)	$(10,829)	$90,033

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	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$(0.09)	$(0.07)	$(0.29)	$2.15

DILUTED
Net Income (Loss) Applicable to Common Shareholders	$(0.09)	$(0.07)	$(0.29)	$2.13

Weighted Average Common Shares Outstanding:
Basic	39,321,062	41,721,425	39,400,237	41,725,159
Diluted	39,321,062	41,721,425	39,400,237	42,225,238

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Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;

•	adding back acquisition and terminated transaction expenses;

•	adding back contingent considerations;

•	adding back amortization of deferred financing costs;

•	adding back adjustments for the amortization of discounts and premiums;

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;

•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and

•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We

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evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net income (loss) applicable to common shares	$(3,235)	$(2,687)	$(10,829)	$90,033
(Loss) income allocated to noncontrolling interest	178	(90)	(1,626)	5,849
Income from unconsolidated joint ventures	(582)	(539)	(918)	(13,603)
(Loss) Gain on disposition of hotel properties	—	39	(3,403)	(89,544)
Loss from impairment of depreciable assets	—	2,057	—	2,057
Depreciation and amortization	22,764	21,658	66,364	61,234
Funds from consolidated hotel operations applicable to common shares and Partnership units	19,125	20,438	49,588	56,026

Income from unconsolidated joint venture investments	582	539	918	13,603
Income from remeasurement of investment in unconsolidated joint ventures	—	—	—	(16,239)
Unrecognized pro rata interest in (loss) income of Cindat joint venture	(290)	1,163	(4,215)	5,666
Depreciation and amortization of difference between purchase price and historical cost	23	(301)	70	(905)
Interest in depreciation and amortization of unconsolidated joint ventures	1,175	1,013	3,281	2,948
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,490	2,414	54	5,073

Funds from Operations applicable to common shares and Partnership units	20,615	22,852	49,642	61,099

Loss on remediation of hurricane damage, excluding impairment of depreciable assets	775	1,755	775	1,755
Lease buyout	—	(294)	—	(294)
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	154	370	2,811	1,105
Deferred financing costs and debt premium written off in debt extinguishment	—	312	22	586
Non-cash share based compensation expense	2,068	1,512	6,797	5,468
Straight-line amortization of ground lease expense	424	234	1,105	602
Acquisition and terminated transaction costs	8	297	10	2,121
Net operating loss incurred on non-operating properties	2,456	—	5,500	—
Income tax expense (benefit)	2,685	(1,325)	1,200	1,580
Amortization of deferred financing costs	575	455	1,705	1,717
Amortization of discounts and premiums	(124)	(127)	(375)	(478)

Adjusted Funds from Operations	$29,636	$26,041	$69,192	$75,261

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.69	$0.58	$1.60	$1.67

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,237,267	44,957,895	43,274,342	44,936,099

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EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

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HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net income	$2,987	$3,263	$5,676	$114,006
Income from unconsolidated joint ventures	(582)	(539)	(918)	(13,603)
Interest expense	12,407	11,141	35,658	31,580
Non-operating interest income	(23)	(40)	(68)	(237)
Income tax expense (benefit)	2,685	(1,325)	1,200	1,580
Depreciation and amortization	22,764	21,658	66,364	61,234
EBITDA from consolidated hotel operations	40,238	34,158	107,912	194,560
Gain on disposition of hotel properties	—	39	(3,403)	(89,544)
Property losses in excess of insurance recoveries and impairment of assets	775	3,812	775	3,812
EBITDAre from consolidated hotel operations	41,013	38,009	105,284	108,828
Income from unconsolidated joint venture investments	582	539	918	13,603
Gain on remeasurement of investment in unconsolidated joint venture	—	—	—	(16,239)
Unrecognized pro rata interest in (loss) income of Cindat joint venture	(290)	1,164	(4,216)	5,667
Depreciation and amortization of difference between purchase price and historical cost	23	(301)	70	(905)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,194	2,295	8,764	6,607
EBITDAre from unconsolidated joint venture operations	3,509	3,697	5,536	8,733
EBITDAre	44,522	41,706	110,820	117,561
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	154	370	2,811	1,105
Deferred financing costs and debt premium written off in debt extinguishment	—	312	22	586
Non-cash share based compensation expense	2,068	1,512	6,797	5,468
Straight-line amortization of ground lease expense	424	234	1,105	602
Acquisition and terminated transaction costs	8	297	10	2,121
Net operating loss incurred on non-operating properties	2,456	—	5,500	—
Lease buyout	—	(294)	—	(294)
Adjusted EBITDA	$49,632	$44,137	$127,065	$127,149

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 13

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Operating income	$17,486	$12,675	$38,885	$44,870
Other revenue	(147)	(79)	(321)	(1,113)
Gain on insurance settlement	(5,553)	—	(11,916)	—
Property losses in excess of insurance recoveries	775	3,812	775	3,812
Depreciation and amortization	22,764	21,658	66,364	61,234
General and administrative	3,773	3,407	11,718	10,674
Share based compensation	2,068	1,512	6,797	5,468
Acquisition and terminated transaction costs	8	297	10	2,121
Straight-line amortization of ground lease expense	424	234	1,105	602
Other	(130)	(79)	(27)	443

Hotel EBITDA	$41,468	$43,437	$113,390	$128,111

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Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook

Adjusted EBITDA
	Q4 2018 Outlook
($'s in millions except per share amounts)	Low	High
Net income applicable to common shareholders	$(7.0)	$(5.0)
Income (loss) allocated to noncontrolling interests	(1.0)	(0.7)
Preferred Distributions	6.0	6.0
Net income	(2.0)	0.3
Income from unconsolidated joint ventures	(0.1)	(0.1)
Interest expense	12.6	12.6
Non-operating interest income	(0.02)	(0.02)
Income tax expense	0.4	0.5
Depreciation and amortization	23.8	23.8
Gain on disposition of hotel properties	(1.0)	(1.0)
EBITDAre from consolidated hotel operations	33.7	36.1
Income from unconsolidated joint venture investments	0.1	0.1
Add:
Unrecognized pro rata interest in (loss) income	—	—
Depreciation and amortization of difference between purchase price and historical cost	—	—
Adjustment for interest in interest expense, depreciation and amortization	3.6	3.6
EBITDAre from unconsolidated joint venture hotel operations	3.7	3.7

EBITDAre	37.4	39.8

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	4.3	4.3
Straight-line amortization of ground lease expense	0.4	0.4
Net operating loss incurred on non-operating properties	0.6	0.6
Other	0.1	(0.3)
Adjusted EBITDA	$43.0	$45.0

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Adjusted EBITDA
2018 Outlook
($'s in millions except per share amounts)	Low	High
Net income applicable to common shareholders	$(18.0)	(16.0)
Income (loss) allocated to noncontrolling interests	(2.5)	(2.3)
Preferred Distributions	24.2	24.2
Net loss	3.7	5.9
Income from unconsolidated joint ventures	(1.0)	(1.1)
Interest expense	48.2	48.2
Non-operating interest income	(0.1)	(0.1)
Income tax expense	1.6	1.7
Depreciation and amortization	90.2	90.2
Property losses in excess of insurance recoveries and impairment of assets	0.8	0.8
Gain on disposition of hotel properties	(4.4)	(4.4)
EBITDAre from consolidated hotel operations	139.0	141.2

Income (loss) from unconsolidated joint venture investments	1.0	1.1
Add:
Unrecognized pro rata interest in (loss) income	(4.2)	(4.2)
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization	12.3	12.3
EBITDAre from unconsolidated joint venture hotel operations	9.2	9.3

EBITDAre	148.2	150.5

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	3.0	3.0
Non-cash share based compensation expense	11.1	11.1
Straight-line amortization of ground lease expense	1.5	1.5
Net operating loss incurred on non-operating properties	6.1	6.1
Other	1.1	0.8
Adjusted EBITDA	$171.0	$173.0

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Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q4 2018 Outlook
(in millions, except shares and per share data)	Low	High
Net (loss) income applicable to common shareholders	$(7.0)	$(5.0)
(Loss) income allocated to noncontrolling interests	(1.0)	(0.7)
Income from unconsolidated joint ventures	(0.1)	(0.1)
Gain on disposition of hotel properties	(1.0)	(1.0)
Depreciation and amortization	23.8	23.8
Funds from consolidated hotel operations applicable to common shares and Partnership units	14.7	17.0

Income from unconsolidated joint venture investments	0.1	0.1
Unrecognized pro rata interest in (loss) income	—	—
Depreciation and amortization of difference between purchase price and historical cost	—	—
Interest in depreciation and amortization	1.4	1.4
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.5	1.5

Funds from Operations applicable to common shares and Partnership units	16.2	18.5

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	4.3	4.3
Straight-line amortization of ground lease expense	0.4	0.4
Net operating loss incurred on non-operating properties	0.6	0.6
Income tax expense	0.4	0.5
Amortization of deferred financing costs	0.6	0.6
Other	0.3	(0.1)
Adjusted Funds from Operations	$23.0	$25.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.53	$0.58

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.2	43.2

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Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	2018 Outlook
(in millions, except shares and per share data)	Low	High
Net loss applicable to common shareholders	$(18.0)	$(16.0)
Loss allocated to Noncontrolling Interests	(2.5)	(2.3)
Income from unconsolidated joint ventures	(1.0)	(1.1)
Gain on disposition of hotel properties	(4.4)	(4.4)
Depreciation and amortization	90.2	90.2
Funds from consolidated hotel operations applicable to common shares and Partnership units	64.3	66.4

Income from unconsolidated joint venture investments	1.0	1.1
Unrecognized pro rata interest in (loss) income	(4.2)	(4.2)
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization	4.7	4.7
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.6	1.7

Funds from Operations applicable to common shares and Partnership units	65.9	68.1

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	3.0	3.0
Non-cash share based compensation expense	11.1	11.1
Straight-line amortization of ground lease expense	1.5	1.5
Net operating loss incurred on non-operating properties	6.1	6.1
Loss on remediation of hurricane damage, excluding impairment of depreciable assets	0.8	0.8
Income tax expense	1.6	1.7
Amortization of deferred financing costs	2.3	2.3
Other	0.7	0.4
Adjusted Funds from Operations	$93.0	$95.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$2.15	$2.20

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.3	43.3

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 18

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 19